Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information, contact:
Daniel Greenberg, Chairman and CEO Electro Rent Corporation 818-786-2525	Roger Pondel/Laurie Berman PondelWilkinson Inc. 310-279-5980 investor@pondel.com

Electro Rent Announces Non-Renewal of Authorized Technology Partner Agreement
with Keysight Technologies

VAN NUYS, Calif. - March 3, 2015 - Electro Rent Corporation (Nasdaq: ELRC) today announced that its Authorized Technology Partner (ATP) agreement with Keysight Technologies, Inc., formerly a unit of Agilent Technologies Inc., will not be renewed after its May 31, 2015 expiration date.  Electro Rent will continue to sell used equipment, and rent and lease equipment made by Keysight and other manufacturers, directly to customers in North America and globally.

Under the agreement, which has been in effect since 2009, Electro Rent has been the exclusive reseller of new Keysight test and measurement equipment for sale in the United States and Canada.  As a result of the non-renewal, Electro Rent will gain the flexibility to explore new and different distribution agreements and Keysight will resume direct marketing to customers as an independent company.

“During the course of the ATP program, we substantially strengthened our business by expanding our customer base, sales force and sales infrastructure. We will now be able to take advantage of this infrastructure to pursue new growth opportunities and revenue streams,” said Daniel Greenberg, Chairman and CEO of Electro Rent. “Keysight has been a valued partner for the last five and a half years, and we look forward to continuing a productive relationship with them in all other respects.”

The ATP agreement contributed approximately $52 million in sales revenue to Electro Rent from reseller activities for the first nine months of the current fiscal year.

“While ending the agreement will negatively impact our operations in the coming fiscal year, and we will remain alert to the need to align our expenses with our revenues, we look forward to identifying additional areas of growth. We are confident that Electro Rent’s ability to meet and exceed our customers’ expectations will remain unfettered.”

About Electro Rent
Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

“Safe Harbor" Statement:
Except for the historical statements and discussions in this press release, the company’s statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, including, but not limited to aligning expenses with expected revenue levels, the continuing productive relationship with Keysight, and further enhancing growth opportunities and creating new revenue streams, reflect Electro Rent’s management's current views with respect to future events and financial performance; however, undue reliance should not be placed on these statements.  When used, the words "expect" and "will" and other similar expressions identify forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties.  The company believes its assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, Electro Rent’s actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and in its other filings with the Securities and Exchange Commission.  Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, the company’s actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  Electro Rent undertakes no obligation to update or revise any forward-looking statements.

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